Exhibit 99.1

FOR IMMEDIATE RELEASE
February 5, 2018

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9215

MTGE INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2017 FINANCIAL RESULTS
Bethesda, MD - February 5, 2018 - MTGE Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today announced financial results for the quarter ended December 31, 2017.
FOURTH QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.63 net income per common share

◦	Includes all unrealized gains and losses on investment securities and hedging instruments

•	$0.52 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization, compared to $0.50 per common share for the previous quarter (1)

◦
Includes $0.19 per common share of estimated dollar roll income associated with the Company's $1.9 billion average net long position in forward purchases and sales of agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

◦	No significant “catch-up” premium amortization expense during the quarter

•	$0.08 per common share of net healthcare investment income, before $0.04 per common share of depreciation expense on real property

•	$0.50 dividend per common share

•	$20.75 net book value per common share as of December 31, 2017

◦	Increased $0.14 per common share, or 0.7%, from $20.61 as of September 30, 2017

◦	$20.91 per common share, excluding the impact of $0.16 per common share of accumulated depreciation expense on real property

•	3.1% economic return on common equity for the quarter

◦	Comprised of $0.50 in dividends and a $0.14 increase in net book value per common share

◦	Excluding depreciation expense on real property, economic return was 3.3% for the quarter

ADDITIONAL FOURTH QUARTER 2017 HIGHLIGHTS

•	$6.6 billion investment portfolio as of December 31, 2017

◦	$3.8 billion agency securities

◦	$1.7 billion net long TBA

◦	$0.9 billion non-agency securities

◦	$0.3 billion healthcare real estate investments

MTGE Investment Corp.
February 5, 2018

•	6.2x “at risk” leverage on agency and non-agency securities as of December 31, 2017, down from 6.3x at September 30, 2017

•	8.4% projected life CPR for agency securities as of December 31, 2017

◦	8.5% as of September 30, 2017

◦	9.5% agency securities CPR for the quarter

•	1.74% annualized net interest rate spread and dollar roll income for the quarter, excluding estimated “catch-up” premium amortization

◦	Excludes 1 bps of “catch-up” premium amortization expense

◦	1.76% for the prior quarter, excluding 4 bps of “catch-up” premium amortization expense

2017 FULL YEAR HIGHLIGHTS

•	$3.42 net income per common share

•	$2.07 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization(1)

◦	Includes $0.75 per common share of estimated dollar roll income associated with the Company's $1.7 billion average net long TBA position

◦	Excludes $0.05 per common share of estimated “catch-up” premium amortization expense

•	$0.27 per common share of net healthcare investment income, before $0.14 per common share of depreciation expense on real property

•	$0.12 per common share of net servicing loss

•	$1.85 of dividends per common share

•	17.9% economic return on common equity for the year

◦	Comprised of $1.85 in dividends and $1.58 increase in net book value per common share

◦	Excluding depreciation expense on real property, economic return was 18.5% for 2017

•	30.2% total stock return for the year

MANAGEMENT REMARKS
“MTGE delivered outstanding results for stockholders in 2017, with an economic return of nearly 18% and a total stock return of 30%,” commented Gary Kain, the Company's Chief Executive Officer, President and Chief Investment Officer.  “The investment environment for residential mortgage securities remained favorable throughout the year, and improved valuations on non-agency assets were an incremental contributor to our very strong financial results. Additionally, MTGE’s growing healthcare portfolio produced strong cash flows and provided us a meaningful alternative to traditional mortgage credit investments, which benefited from tighter spreads throughout 2017 but now appear fully-valued in the current environment.”
“We were able to achieve excellent financial results while maintaining a conservative interest rate risk profile in 2017, with hedge ratios in excess of 80% throughout the year and 86% at year end,” added Peter Federico, Executive Vice President and Chief Financial Officer. “Turning to the portfolio, capital allocations across agency, non-agency and healthcare investments remained relatively stable during the second half of 2017, with a slight shift towards agency MBS and a reduction in non-agency assets as a result of the continued outperformance and lower ROE projections in the non-agency space. Looking ahead, our healthcare pipeline is strong, and we would expect our healthcare allocation to grow in 2018. All in all, we believe that MTGE remains well-positioned to continue to generate attractive risk-adjusted returns.”

NET BOOK VALUE

As of December 31, 2017, the Company's net book value per common share was $20.75, an increase of $0.14 per common share, or 0.7% from its September 30, 2017 net book value per common share of

MTGE Investment Corp.
February 5, 2018

$20.61. The increase in the Company's net book value per common share was primarily due to net fair value gains on derivatives and non-agency securities during the quarter, offset in part by net losses on agency securities.

INVESTMENT PORTFOLIO

As of December 31, 2017, the Company's investment portfolio included $3.8 billion of agency MBS, $1.7 billion of net long TBA positions, $0.9 billion of non-agency securities and $0.3 billion of healthcare real estate investments.

As of December 31, 2017, the Company's fixed rate agency investments were comprised of $0.4 billion 15 year MBS, $0.1 billion 20 year MBS, $3.1 billion 30 year MBS, $0.3 billion net long 15 year TBA securities and $1.4 billion net long 30 year TBA securities. As of December 31, 2017, 15 year fixed rate investments represented 14% of the Company's agency investment portfolio, and 30 year fixed rate investments represented 82% of the Company's agency portfolio, consistent with September 30, 2017.

As of December 31, 2017, the Company's net TBA mortgage portfolio had a fair value and cost basis of approximately $1.7 billion, with a net carrying value of $1.8 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheet. The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations.

As of December 31, 2017, the Company's agency fixed rate assets, inclusive of the net long TBA position, had a weighted average coupon of 3.56%, up slightly from 3.55% at September 30, 2017, comprised of the following weighted average coupons:

•	3.10% for 15 year securities;

•	3.29% for 20 year securities; and

•	3.65% for 30 year securities.

As of December 31, 2017, the Company's $0.9 billion non-agency portfolio was comprised of 37% credit risk transfer, 33% Alt-A, 16% prime, 10% option ARM, 2% subprime and 2% commercial mortgage backed securities (“CMBS”).

CONSTANT PREPAYMENT RATES

The CPR for the Company's agency portfolio during the fourth quarter of 2017 was 9.5%, down from 10.5% in the third quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2017 was 8.4%, down from 8.5% as of September 30, 2017 largely due to the mix of assets acquired during the fourth quarter.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

MTGE Investment Corp.
February 5, 2018

The weighted average cost basis of the Company's agency securities was 105.3% of par and the unamortized agency net premium was $190.5 million as of December 31, 2017. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $6.7 million, which includes “catch-up” premium amortization expense of $0.2 million due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $7.0 million including a “catch-up” premium amortization expense of $0.7 million.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 85.5% of par as of December 31, 2017. Accretion income on the non-agency portfolio for the quarter was $4.4 million. The total net discount remaining was $132.1 million as of December 31, 2017, with $85.1 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company recognized $0.52 per common share of net spread and dollar roll income excluding “catch-up” premium amortization (a non-GAAP financial measure) for the fourth quarter, compared to $0.50 for the prior quarter. Net spread and dollar roll income for the fourth quarter included $0.19 per common share of dollar roll income, consistent with the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.
The Company's average annualized net interest rate spread on its balance sheet securities excluding estimated “catch-up” premium amortization due to changes in projected CPR for the fourth quarter was 1.69%, consistent with the third quarter. Including TBAs, the Company's average annualized net interest rate spread was 1.74% for the fourth quarter, compared to 1.76% in the third quarter.
The Company's average agency and non-agency securities asset yield excluding TBAs was 3.42% for the fourth quarter, compared to 3.35% for the third quarter and 3.44% as of December 31, 2017, down 3 bps from 3.47% as of September 30, 2017.
The Company's average cost of funds was 1.74% for the fourth quarter, compared to 1.72% for the third quarter. The Company's average cost of funds includes the cost of effective interest rate swaps, including those used to hedge the Company's TBA assets.

LEVERAGE
The Company's “at risk” leverage ratio for agency and non-agency securities, including TBA securities, was 6.2x as of December 31, 2017 and during the fourth quarter.
The Company uses repurchase agreements to fund purchases of agency and non-agency securities. The $3.9 billion borrowed under repurchase agreements as of December 31, 2017 included $1.3 billion with remaining maturities of one month or less and all but $0.3 billion with remaining maturities of less than twelve months.
As of December 31, 2017, the Company's agency and non-agency repurchase agreements had an average of 101 days remaining to maturity, down from 113 days as of September 30, 2017.

HEDGING ACTIVITIES
As of December 31, 2017, 86% of the Company's funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and short positions in U.S. Treasury securities, up from 81% at September 30, 2017.

MTGE Investment Corp.
February 5, 2018

The Company's interest rate swap positions as of December 31, 2017 totaled $3.5 billion in notional amount, and had a weighted average fixed pay rate of 1.65%, a weighted average receive rate of 1.46% and a weighted average maturity of 4.2 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of December 31, 2017, the Company held payer swaption contracts with a total notional amount of $425.0 million and a weighted average expiration of 2.0 years. These swaptions have an underlying weighted average interest rate swap term of 8.9 years and a weighted average pay rate of 2.78% as of December 31, 2017.
The Company held a $0.8 billion net short position in U.S. Treasury securities as of December 31, 2017.

HEALTHCARE REAL ESTATE INVESTMENTS

The Company's wholly owned subsidiary, Capital Healthcare Investments, LLC (“CHI”), held real estate related assets of $282 million, financed with $187 million of secured notes payable with a weighted average interest rate of 3.95% as of December 31, 2017. During the fourth quarter, CHI recorded lease and rental revenues of $7.7 million and expenses of $5.8 million, including $2.0 million of depreciation expense on real estate assets.

The Company's real estate assets are accounted for at historical cost, net of accumulated depreciation, as applicable.

OTHER GAINS (LOSSES), NET
The Company has elected to record all agency and non-agency securities at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the fourth quarter, the Company recorded $10.1 million in other gains (losses), net, or $0.22 per common share. Other gains (losses), net, for the quarter are comprised of:

•	$(19.6) million of net realized and unrealized loss on agency securities;

•	$9.3 million of net realized and unrealized gain on non-agency securities;

•	$(1.0) million of net realized loss on periodic settlements of interest rate swaps;

•	$7.3 million of net realized gain on other derivatives and securities; and

•	$14.0 million of net unrealized gain on other derivatives and securities.

FOURTH QUARTER 2017 DIVIDEND DECLARATION
On December 14, 2017, the Board of Directors of the Company declared a fourth quarter dividend on its common stock of $0.50 per share, which was paid on January 9, 2018 to common stockholders of record as of December 29, 2017. Since its August 2011 initial public offering, the Company has declared and paid a total of $666.2 million in common stock dividends, or $15.50 per common share.

On December 14, 2017, the Board of Directors of the Company declared a fourth quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per

MTGE Investment Corp.
February 5, 2018

share. The dividend was paid on January 16, 2018 to preferred stockholders of record as of January 1, 2018. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $16.1 million in Series A Preferred Stock dividends, or $7.4084250 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

MTGE Investment Corp.
February 5, 2018

MTGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$3,758,181	$3,686,634	$3,657,947	$2,997,725	$2,803,168
Non-agency securities, at fair value	872,084	896,147	884,986	948,495	1,134,469
U.S. Treasury securities, at fair value	—	—	—	—	20,209
Land	16,641	16,641	16,641	7,374	5,646
Buildings, furniture, fixtures and equipment, net of accumulated depreciation	240,352	242,239	244,159	105,915	81,780
Cash and cash equivalents	123,762	129,927	155,541	130,084	123,640
Restricted cash	46,324	45,422	40,424	34,442	13,005
Interest receivable	14,608	13,632	12,667	10,593	9,767
Derivative assets, at fair value	14,712	12,858	15,518	15,995	29,048
Receivable for securities sold	—	—	105,656	5,748	—
Receivable under reverse repurchase agreements	843,130	761,779	857,368	1,335,057	487,469
Mortgage servicing rights, at fair value	—	—	—	—	49,776
Other assets	23,242	19,385	19,994	27,754	39,178
Total assets	$5,953,036	$5,824,664	$6,010,901	$5,619,182	$4,797,155
Liabilities:
Repurchase agreements	$3,863,719	$3,807,880	$3,805,778	$3,185,134	$2,970,816
Federal Home Loan Bank advances	—	—	—	—	273,700
Notes payable, net of deferred financing costs	186,500	186,504	186,924	86,208	66,527
Payable for securities purchased	4,357	22,049	149,141	21,837	—
Derivative liabilities, at fair value	4,454	9,401	10,554	6,678	27,820
Dividend payable	24,016	21,726	21,726	21,726	19,436
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	830,776	751,234	839,419	1,321,843	474,935
Accounts payable and other accrued liabilities	33,592	26,356	26,030	25,613	30,876
Total liabilities	4,947,414	4,825,150	5,039,572	4,669,039	3,864,110
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,798 issued and outstanding, respectively	458	458	458	458	458
Additional paid-in capital	1,122,729	1,122,661	1,122,593	1,122,527	1,122,493
Retained deficit	(171,119)	(177,170)	(205,294)	(226,187)	(243,260)
Total MTGE Investment Corp. stockholders' equity	1,005,107	998,988	970,796	949,837	932,730
Noncontrolling interests	515	526	533	306	315
Total stockholders' equity	1,005,622	999,514	971,329	950,143	933,045
Total liabilities and stockholders' equity	$5,953,036	$5,824,664	$6,010,901	$5,619,182	$4,797,155

Net book value per common share	$20.75	$20.61	$20.00	$19.54	$19.17

MTGE Investment Corp.
February 5, 2018

MTGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2017
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Agency securities	$25,165	$23,147	$22,010	$17,901	$88,223
Non-agency securities	12,705	12,521	13,478	15,696	54,400
Other	297	323	245	160	1,025
Interest expense	(15,570)	(14,447)	(12,344)	(10,165)	(52,526)
Net interest income	22,597	21,544	23,389	23,592	91,122
Servicing:
Servicing income	152	4	75	2,558	2,789
Servicing expense	(61)	(1,165)	(1,915)	(4,985)	(8,126)
Net servicing income (loss)	91	(1,161)	(1,840)	(2,427)	(5,337)
Healthcare:
Healthcare real estate income	7,691	7,671	5,754	3,315	24,431
Healthcare real estate expense	(5,841)	(5,702)	(4,373)	(2,653)	(18,569)
Net healthcare investment income	1,850	1,969	1,381	662	5,862
Other gains (losses), net:
Realized gain (loss) on agency securities, net	(317)	775	(489)	(212)	(243)
Realized gain on non-agency securities, net	5,225	395	14,481	12,714	32,815
Realized loss on periodic settlements of interest rate swaps, net	(1,015)	(1,361)	(2,281)	(2,660)	(7,317)
Realized gain on other derivatives and securities, net	7,347	18,222	4,745	2,167	32,481
Unrealized gain (loss) on agency securities, net	(19,313)	8,780	9,146	(115)	(1,502)
Unrealized gain on non-agency securities, net	4,110	9,007	11,219	13,014	37,350
Unrealized gain (loss) on other derivatives and securities, net	14,026	(2,895)	(11,718)	(2,839)	(3,426)
Total other gains, net	10,063	32,923	25,103	22,069	90,158
Expenses:
Management fees	3,290	3,543	3,488	3,376	13,697
General and administrative expenses	1,798	1,882	1,933	1,719	7,332
Total expenses	5,088	5,425	5,421	5,095	21,029
Income before tax	29,513	49,850	42,612	38,801	160,776
Benefit from income taxes	550	—	—	—	550
Net income	30,063	49,850	42,612	38,801	161,326
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Net (income) loss attributable to noncontrolling interests	4	—	7	(2)	9
Net income available to common stockholders	$28,950	$48,733	$41,502	$37,682	$156,867
Net income per common share - basic and diluted	$0.63	$1.06	$0.91	$0.82	$3.42
Weighted average common shares - basic	45,809	45,809	45,803	45,798	45,805
Weighted average common shares - diluted	45,818	45,814	45,804	45,806	45,811

Dividends declared per common share	$0.50	$0.45	$0.45	$0.45	$1.85

MTGE Investment Corp.
February 5, 2018

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2017
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Agency securities	$25,165	$23,147	$22,010	$17,901	$88,223
Non-agency securities and other	13,002	12,844	13,723	15,856	55,425
Interest expense	(15,570)	(14,447)	(12,344)	(10,165)	(52,526)
Net interest income	22,597	21,544	23,389	23,592	91,122
Realized loss on periodic settlements of interest rate swaps, net	(1,015)	(1,361)	(2,281)	(2,660)	(7,317)
Dollar roll income	8,524	8,818	9,567	7,271	34,180
Adjusted net interest and dollar roll income	30,106	29,001	30,675	28,203	117,985
Operating expenses (2)	(5,088)	(5,425)	(5,421)	(5,095)	(21,029)
Net spread and dollar roll income	25,018	23,576	25,254	23,108	96,956
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Net spread and dollar roll income available to common stockholders	23,901	22,459	24,137	21,991	92,488
Estimated “catch-up” premium amortization cost	155	669	736	645	2,205
Net spread and dollar roll income, excluding “catch-up” premium amortization, available to common stockholders	$24,056	$23,128	$24,873	$22,636	$94,693

Weighted average common shares - basic	45,809	45,809	45,803	45,798	45,805
Weighted average common shares - diluted	45,818	45,814	45,804	45,806	45,811

Net spread and dollar roll income per common share- basic and diluted	$0.52	$0.49	$0.53	$0.48	$2.02
Net spread and dollar roll income, excluding “catch up” amortization per common share- basic and diluted	$0.52	$0.50	$0.54	$0.49	$2.07

MTGE Investment Corp.
February 5, 2018

MTGE INVESTMENT CORP.
NET INTEREST MARGIN COMPONENTS BY FUNDING SOURCE (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2017
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted net interest and dollar roll income, excluding “catch-up” amortization:
Economic interest income:
Investment securities - GAAP interest income	$37,870	$35,668	$35,488	$33,597	$142,623
Estimated “catch-up” premium amortization cost due to change in CPR forecast	154	669	736	645	2,204
TBA dollar roll income - implied interest income	14,271	14,136	13,402	9,321	51,130
Economic interest income, excluding “catch-up” amortization	52,295	50,473	49,626	43,563	195,957
Economic interest expense:
Repurchase agreements - GAAP interest expense	(15,570)	(14,447)	(12,344)	(10,165)	(52,526)
TBA dollar roll income - implied interest expense	(5,748)	(5,318)	(3,835)	(2,050)	(16,951)
Interest rate swap periodic costs	(1,015)	(1,361)	(2,281)	(2,660)	(7,317)
Economic interest expense	(22,333)	(21,126)	(18,460)	(14,875)	(76,794)
Adjusted net interest and dollar roll income, excluding “catch-up” amortization:	$29,962	$29,347	$31,166	$28,688	$119,163

Net interest margin, excluding “catch-up” amortization:
Average asset yield:
Investment securities - average asset yield	3.42%	3.35%	3.40%	3.56%	3.43%
Estimated “catch-up” premium amortization cost due to change in CPR forecast	0.01%	0.04%	0.05%	0.05%	0.04%
Investment securities average asset yield, excluding “catch-up” amortization	3.43%	3.39%	3.45%	3.61%	3.47%
TBA securities - average implied asset yield	3.00%	2.98%	3.08%	2.73%	2.96%
Average asset yield, excluding “catch-up” amortization	3.30%	3.28%	3.36%	3.39%	3.33%
Average cost of funds:
Agency repurchase agreements	1.48%	1.39%	1.19%	1.03%	1.29%
TBA securities - implied funding cost	1.20%	1.11%	0.88%	0.61%	0.98%
Non-agency repurchase agreements	2.64%	2.65%	2.51%	2.32%	2.46%
Average cost of funds, before interest rate swap periodic costs	1.50%	1.42%	1.23%	1.07%	1.32%
Interest rate swap periodic costs	0.13%	0.17%	0.29%	0.37%	0.24%
Average total cost of funds	1.56%	1.51%	1.40%	1.35%	1.46%
Net interest margin, excluding “catch-up” amortization	1.74%	1.76%	1.96%	2.05%	1.87%

MTGE Investment Corp.
February 5, 2018

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2017
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$30,063	$49,850	$42,612	$38,801	$161,326
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	19,313	(8,780)	(9,146)	115	1,502
Non-agency securities	(4,110)	(9,007)	(11,219)	(13,014)	(37,350)
Derivatives and other securities	(14,026)	2,895	11,718	2,839	3,426
Amortization / accretion	2,481	1,055	62	(1,174)	2,424
Capital losses (gains), net (3)	311	(18,144)	(40,978)	13,716	(45,095)
Other realized losses (gains), net	(20,322)	(9,278)	12,536	(37,324)	(54,388)
Taxable REIT subsidiary loss and other	75	1,161	1,840	2,427	5,503
Total book to tax difference	(16,278)	(40,098)	(35,187)	(32,415)	(123,978)
Estimated taxable income	13,785	9,752	7,425	6,386	37,348
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Estimated taxable income available to common stockholders	$12,668	$8,635	$6,308	$5,269	$32,880

Weighted average common shares - basic	45,809	45,809	45,803	45,798	45,805
Weighted average common shares - diluted	45,818	45,814	45,804	45,806	45,811

Estimated taxable income per common share - basic and diluted	$0.28	$0.19	$0.14	$0.12	$0.72
Ending cumulative overdistribution of estimated taxable income per common share	$(1.61)	$(1.39)	$(1.13)	$(0.82)	$(1.61)

Beginning cumulative non-deductible capital losses	$72,941	$91,085	$132,063	$118,347	$118,347
Current period net capital loss (gain)	311	(18,144)	(40,978)	13,716	(45,095)
Ending cumulative non-deductible capital losses	$73,252	$72,941	$91,085	$132,063	$73,252
Ending cumulative non-deductible capital losses per common share	$1.60	$1.59	$1.99	$2.88	$1.60

MTGE Investment Corp.
February 5, 2018

MTGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)(4)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Ending agency securities, at fair value	$3,758,181	$3,686,634	$3,657,947	$2,997,725	$2,803,168
Ending agency securities, at cost	$3,793,080	$3,702,219	$3,682,313	$3,031,237	$2,836,564
Ending agency securities, at par	$3,602,606	$3,514,499	$3,508,139	$2,881,851	$2,703,884
Average agency securities, at cost	$3,652,761	$3,465,320	$3,310,019	$2,762,718	$2,855,389
Average agency securities, at par	$3,468,595	$3,295,584	$3,151,220	$2,629,607	$2,712,249

Ending non-agency securities, at fair value	$872,084	$896,147	$884,986	$948,495	$1,134,469
Ending non-agency securities, at cost	$779,629	$807,801	$805,648	$880,376	$1,079,363
Ending non-agency securities, at par	$911,707	$948,940	$951,656	$1,039,185	$1,265,040
Average non-agency securities, at cost	$780,672	$799,643	$849,488	$1,009,041	$1,179,225
Average non-agency securities, at par	$916,953	$943,687	$989,287	$1,187,097	$1,372,229

Net TBA portfolio - as of period end, at fair value	$1,733,152	$1,913,796	$1,646,019	$2,081,093	$900,316
Net TBA portfolio - as of period end, at cost	$1,731,401	$1,918,227	$1,647,075	$2,070,072	$918,805
Average net TBA portfolio, at cost	$1,900,058	$1,899,205	$1,743,154	$1,366,814	$1,104,722

Average total assets, at fair value	$5,795,873	$5,531,198	$5,549,988	$5,044,712	$4,817,780
Average agency and non-agency repurchase agreements and advances	$3,784,846	$3,650,206	$3,538,006	$3,117,397	$3,403,590
Average stockholders' equity (5)	$1,004,695	$990,338	$969,718	$946,266	$965,970

MTGE Investment Corp.
February 5, 2018

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Average coupon as of period end	3.67%	3.63%	3.57%	3.54%	3.35%
Average asset yield as of period end	3.44%	3.47%	3.45%	3.60%	3.70%
Average repurchase agreement/ FHLB funding rate as of period end	1.71%	1.58%	1.47%	1.31%	1.26%
Effective swap net pay rate as of period end	0.20%	0.15%	0.12%	0.28%	0.37%

Average actual CPR for agency securities held during the period	9.5%	10.5%	9.2%	9.2%	12.8%
Average projected life CPR for agency securities as of period end	8.4%	8.5%	8.8%	8.5%	8.1%

Leverage - average during the period (6)	4.2x	4.1x	4.0x	3.5x	3.8x
Leverage - average during the period, including net TBA position	6.2x	6.2x	6.0x	5.1x	5.0x
Leverage - as of period end (7)	4.2x	4.2x	4.4x	3.6x	3.7x
Leverage - as of period end, including net TBA position	6.2x	6.3x	6.3x	5.9x	4.8x

Expenses % of average total assets - annualized	0.3%	0.4%	0.4%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.0%	2.2%	2.2%	2.2%	2.2%
Net book value per common share as of period end	$20.75	$20.61	$20.00	$19.54	$19.17
Dividends declared per common share	$0.50	$0.45	$0.45	$0.45	$0.40
Economic return (loss) on common equity - annualized	12.3%	21.2%	18.4%	17.2%	(19.2)%

————————

(1)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Excludes expenses related to the Company's investments in RCS and healthcare real estate.

(3)	The Company's estimated taxable income excludes any net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

(4)	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

(5)	Excluding the Company's investment in healthcare real estate, the average stockholder's equity for the fourth quarter was $911 million.

(6)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and healthcare real estate. Leverage excludes U.S. Treasury repurchase agreements.

(7)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and healthcare real estate. Leverage excludes U.S. Treasury repurchase agreements.

MTGE Investment Corp.
February 5, 2018

STOCKHOLDER CALL

MTGE will hold a stockholder call and live audio webcast on February 6, 2018 at 8:30 am ET. Callers who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the MTGE Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q4 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the MTGE website after the call on February 6, 2018. In addition, there will be a phone recording available one hour after the live call on February 6, 2018 through February 20, 2018. Those who are interested in hearing the recording of the presentation can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10115475.

For further information or questions, please contact Investor Relations at (301) 968-9220 or IR@MTGE.com.

ABOUT MTGE INVESTMENT CORP.

MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments. The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. For further information, please refer to www.MTGE.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income,” “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” “estimated taxable income”

MTGE Investment Corp.
February 5, 2018

and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest rate spread.”

“Net spread and dollar roll income” is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income and dividends on REIT equity securities (referred to as “adjusted net interest and dollar roll income”) less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs. “Net spread and dollar roll income, excluding “catch-up” premium amortization,” further excludes retrospective “catch-up” adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes it is important for users to consider information related to its current financial performance without the effects of certain measures that are not necessarily indicative of its current or expected investment portfolio performance and operations.

Specifically, in the case of “net spread and dollar roll income,” the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument used to economically hedge against fluctuations in the Company’s borrowing costs and the inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” the Company believes the exclusion of “catch-up” adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current and expected earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring costs associated with the American Capital, Ltd. strategic review process and subsequent acquisition of the Company’s external manager by AGNC Investment Corp. reported in general and administrative expense under GAAP is meaningful as they are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.

However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income, excluding “catch-up” premium amortization and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.